Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2022 between InflaRx N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law (the “Company”), and Staidson Hong Kong Investment Company Limited, a limited liability company organized under the law of Hong Kong (the “Purchaser”). The Company and the Purchaser are referred to herein each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, in connection with the collaboration contemplated by that certain Co-Development Agreement, dated as of December 28, 2015 (as amended by the Third Addendum to the Co-Development Agreement, dated as of December 21, 2022, and as otherwise amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time, the “Co-Development Agreement”) between InflaRx GmbH, a limited liability company (Gesellschaft mit der beschränkter Haftung) organized under German law and a wholly-owned subsidiary of the Company, and Staidson (Beijing) BioPharmaceuticals Co., Ltd., a corporation organized under the law of the People’s Republic of China and an affiliate of the Purchaser (as successor to Beijing Defengrei Biotechnology Co. Ltd (BDB)), the Company desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase and acquire from the Company, ordinary shares, nominal value €0.12 per share (the “Shares”), of the Company, in exchange for cash consideration, on the terms and subject to the conditions set forth herein. As a matter of Dutch law, references in this Agreement to Shares being “sold” and “purchased” (and the corollary usages of those terms) should be understood to mean that Shares are being issued and subscribed for, respectively

NOW, THEREFORE, in consideration of and subject to the mutual covenants, agreements, obligations, terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1.
PURCHASE AND SALE

Section 1.1           Purchase and Sale of the Shares.

(a)          Initial Purchase. On the terms and subject to the conditions set forth in this Agreement, (x) within five Business Days after the date hereof (the “Payment Closing Date”), the Purchaser will transfer, or cause its paying agent to transfer, by wire transfer $2,500,000 (the “Initial Purchase Price”) in immediately available funds to an account specified by the Company, representing a purchase price of $5.00 per Share, and (y) within six months after the Payment Closing Date (the “Initial Closing Date”), the Company will issue, sell and deliver to the Purchaser an aggregate of 500,000 Shares (the “Initial Purchase Shares”) pursuant to the execution by the Company of a deed of issue under Dutch law substantially in the form attached hereto as Exhibit A (a “Deed of Issue”). If the Purchaser transfers, or causes the transfer of, the Initial Purchase Price to the Company pursuant to this Section 1.1(a), and the Company does not issue, sell and deliver the Initial Purchase Shares to the Purchaser by the Initial Closing Date, upon written request of the Purchaser, the Company shall return the Initial Purchase Price to the Purchaser or its paying agent, as applicable. Upon the execution of the Deed of Issue, the Company shall cause the Initial Purchase Shares to be recorded on the books of the Company and/or the register of the Company’s transfer agent. The Initial Purchase Price was calculated by the greater of (x) $5.0 per Share and (y) the weighted average closing price per Share as reported on the Nasdaq Stock Market LLC over the 15 Trading Days prior to the date hereof. To the extent required, the Company hereby irrevocably consents to payment of the Initial Purchase Price in a currency other than the Euro.

(b)       Subsequent Purchase. On the terms and subject to the conditions set forth in this Agreement, until the twelve-month anniversary of the Approval Date (the “Subsequent Issuance Period”), the Company may deliver a notice to the Purchaser (a “Subsequent Issuance Notice”) requiring the Purchaser to purchase a number of Shares equal to $7,500,000 divided by the greater of (x) $5.0 per Share and (y) the weighted average closing price per Share as reported on the Nasdaq Stock Market LLC over the 15 Trading Days prior to the Subsequent Closing Date (as defined below) plus 20% (the “Subsequent Purchase Shares”). The Subsequent Issuance Notice will specify a closing date at least 30 Business Days following the date of such notice (the “Subsequent Closing Date”). On the Subsequent Closing Date, the Purchaser will transfer, or cause its paying agent to transfer, by wire transfer $7,500,000 (the “Subsequent Purchase Price”) in immediately available funds to an account specified by the Company, and subject to receipt by the Company of the Subsequent Purchase Price, the Company will issue, sell and deliver to the Purchaser the Subsequent Purchase Shares pursuant to the execution by the Company of a Deed of Issue. If the Purchaser transfers, or causes the transfer of, the Subsequent Purchase Price to the Company pursuant to this Section 1.1(b), and the Company does not issue, sell and deliver the Subsequent Purchase Shares to the Purchaser within five Trading Days after Subsequent Closing Date, upon written request of the Purchaser, the Company shall return the Subsequent Purchase Price to the Purchaser or its paying agent, as applicable. Upon the execution of the Deed of Issue, the Company shall cause the Subsequent Purchase Shares to be recorded on the books of the Company and/or the register of the Company’s transfer agent. To the extent required, the Company hereby irrevocably consents to payment of the Subsequent Purchase Price in a currency other than the Euro.

ARTICLE 2.
LOCK-UP AGREEMENTS

Section 2.1           The Lock-Up. The Purchaser agrees that it shall not transfer any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for the Shares during the period commencing on the Initial Closing Date and Subsequent Closing Date, as applicable (the “Lock-Up”) ending the date that is twelve months following the (x) Initial Closing Date and (y) Subsequent Closing Date, as applicable (the “Lock-Up Period”). The Lock-Up is expressly agreed to preclude the Purchaser during the applicable Lock-Up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Purchaser’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the applicable Lock-Up Period shall include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Purchaser’s Shares or with respect to any security that includes, relates to or derives any significant part of its value from such Shares. Notwithstanding the foregoing, any release or waiver from the restrictions contained in this Section 2.1 prior to the expiration of the applicable Lock-Up Period shall require the prior written consent of the Company.

ARTICLE 3.
REPRESENTATIONS

Section 3.1          Representations of Company. The Company makes the following representations and warranties, as to itself and as of the date hereof, to the Purchaser:

(a)          Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other action on the part of the Company and no other proceedings on the part of the Company or its equityholders are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)          Issuance and Delivery of the Shares. Upon the execution of a Deed of Issue and when paid for pursuant to this Agreement, the Shares (a) shall have been duly authorized by all necessary corporate action and validly issued and (b) shall be fully paid and non-assessable, in each case, with respect to the portion of Shares then issued and delivered.

(c)       No Other Representations or Warranties. Neither Company nor any of its affiliates or representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Agreement, and the Company hereby disclaims any other such representations or warranties.

Section 3.2          Representations of Purchasers. The Purchaser makes the following representations and warranties, as to itself and as of the date hereof, to the Company:

(a)          Authority. The Purchaser has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)          Approvals. No authorizations, approvals, licenses, franchises, clearances, permits, exemptions, certificates, waivers, consents, grants, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a governmental authority is required on the part of the Purchaser in connection with (i) the execution and delivery of this Agreement, (ii) the performance by the Purchaser of its covenants and obligations pursuant to this Agreement or (iii) the consummation of the transactions contemplated hereby.

(c)          Regulation S. The Purchaser is not a “U.S. person” within the meaning of Regulation S promulgated under the Securities Act and is not acquiring Shares for the account or benefit of any U.S. person, and the Purchaser is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company of the Company. The Purchaser understands and acknowledges that: (i) the Shares acquired pursuant to this Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S and that such Shares have not been registered with any state securities commission or authority; (ii) pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption thereunder; and (iii) the Company is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(d)          Non-Reliance. The Purchaser hereby acknowledges that, except for the representations and warranties expressly set forth in Section 3.1, the Purchaser has not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company, or any of their respective affiliates or representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement.

ARTICLE 4.
TRANSFER RESTRICTIONS

Section 4.1         Legend. The Shares acquired by the Purchaser pursuant to this Agreement will bear a legend substantially the following form:

“THE ISSUANCE AND SALE OF THESE ORDINARY SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF (II), IF REQUESTED BY THE COMPANY, AS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.”

ARTICLE 5.
MISCELLANEOUS

Section 5.1         Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 5.2          Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to each Party, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.3          Amendments; Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced.

Section 5.4          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives, successors and permitted assigns. Notwithstanding the foregoing, no Party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party. Any purported assignment in violation of this Section 5.4 shall be void.

Section 5.5          Parties in Interest. Except as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 5.6          Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the laws of the State of New York, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws, including any statutes of limitations, of any jurisdiction other than the State of New York.

Section 5.7          Consent to Jurisdiction. Each of the Parties (a) irrevocably and unconditionally consents and submits itself and its properties and assets in any legal proceeding to the exclusive general jurisdiction of the courts of the State of New York and the U.S. District Court located in the Borough of Manhattan in the City of New York (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that any legal proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (d) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such legal proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (e) agrees that it shall not bring any legal proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. The Purchaser hereby irrevocably appoints Staidson Biopharma Inc, which currently maintains an office at 2600 Hilltop Drive, Building E San Pablo, Richmond, California 94806, USA, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Chosen Court. InflaRx Pharmaceuticals, Inc. serves as the Company’s agent to receive service of process or other legal summons or purposes of any such suit, action or proceeding that may be instituted in any Chosen Court. Each of the Parties agrees that a final judgment in any legal proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 5.8          WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9          Specific Performance. The Parties acknowledge and agree that (a) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions; (b) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (c) the ability of a Party to recover damages for any breach of this Agreement is not intended to and does not adequately compensate the non-breaching Party for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (d) the right of specific enforcement of this Agreement is an integral part of the transaction contemplated hereby and without that right, the Parties would not have entered into this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that by seeking the remedies provided for in this Section 5.9, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement.

Section 5.10         Severability. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 5.11        Press Release. Prior to being released or made, a copy of all press releases that a Party intends to issue or make regarding this Agreement shall be provided to the other Party for approval (such approval not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable law or pursuant to any listing agreement with a national securities exchange.

Section 5.12       Miscellaneous. When used herein, the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. When reference is made to any Party to this Agreement, such reference includes such Party’s successors and permitted assigns. References to any person include the successors and permitted assigns of that person. The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE 6.
CERTAIN DEFINITIONS

Section 6.1          The following words and phrases have the meanings specified in this Section 6.1:

“Approval Date” means the date on which the Company obtains Regulatory Approval for BDB-1 in the BDB Territory (each capitalized term as defined in the Co-Development Agreement).

“Business Day” means any day on which commercial banks are open for commercial banking business in New York, New York.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Trading Day” means a day on which the Shares are listed for trading on the Nasdaq Stock Market LLC or another U.S. national securities exchange.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

INFLARX N.V.

By:	/s/ Niels Riedemann
Name: Niels Riedemann
Title: Chief Executive Officer

STAIDSON HONG KONG INVESTMENT COMPANY LIMITED

By:	/s/ Zhiwen Zhou
Name: Zhiwen Zhou
Title: President

[Signature Page to Share Purchase Agreement]

EXHIBIT A
[FORM OF]
DEED OF ISSUE
INFLARX N.V.

THIS DEED IS ENTERED INTO ON [DATE] BY

InflaRx N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its corporate seat in Amsterdam, the Netherlands (address: Winzerlaer Strasse 2, 07745 Jena, Germany, trade register number: 68904312) (the “Company”).

NOW HEREBY AGREES AS FOLLOWS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	In this Deed the following definitions shall apply:

Aggregate Issue Price	The aggregate issue price for the Purchased Shares, being USD [2,500,000][7,500,000].

AST Register	The register kept by the Transfer Agent with respect to Ordinary Shares.

CEO	The Company’s Chief Executive Officer.

Deed	This deed of issue.

Investor	Staidson Hong Kong Investment Company Limited

Ordinary Shares	Ordinary shares in the Company’s capital, having a nominal value of EUR 0.12 each.

Purchased Shares	[number] Ordinary Shares.

Share Purchase Agreement	The share purchase agreement entered into by the Company and the Investor regarding the sale and issuance of the Purchased Shares, dated December 21, 2022.

Transfer Agent	American Stock Transfer & Trust Company, LLC, in its capacity as the Company’s transfer agent.

1.2	Interpretation

1.2.1	Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.2.2
Although this Deed has been drafted in the English language, this Deed pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Deed under any law other than Dutch law shall be disregarded.

1.2.3	The titles and headings in this Deed are for construction purposes as well as for reference. No party may derive any rights from such titles and headings.

2	ISSUANCE

2.1	Issuance of Purchased Shares

2.1.1
In giving effect to the Company’s obligations under the Share Purchase Agreement, the Company hereby issues the Purchased Shares to the Transfer Agent for inclusion of the Purchased Shares in the AST Register and for delivery by the Transfer Agent of the Purchased Shares in book-entry form (either directly or through the facilities of The Depository Trust Company) to the Investor.

2.1.2
Upon the Purchased Shares being included in the AST Register, the Transfer Agent shall be considered to have accepted the Purchased Shares for delivery in book-entry form (either directly or through the facilities of The Depository Trust Company) to the Investor.

2.1.3
This Deed also constitutes a resolution of the CEO, passed under delegation and authorization by the Board, to issue the Purchased Shares pursuant to this Deed and to exclude any statutory pre-emption rights in respect thereof.

2.2	Payment

2.2.1	The Aggregate Issue Price for the Purchased Shares has been satisfied in accordance with the terms of the Share Purchase Agreement and the Company grants a discharge for the payment thereof.

2.2.2
To the extent that the Aggregate Issue Price for the Purchased Shares exceeds the aggregate nominal value of the Purchased Shares, such excess shall be considered to be share premium and shall be added to the Company’s share premium reserve attached to the Ordinary Shares.

2.3	Registration

2.3.1
Promptly following the execution of this Deed, the Company shall (i) register the present issuance of the Purchased Shares in its register within the meaning of Section 2:85 of the Dutch Civil Code and (ii) cause the Transfer Agent to register the Purchased Shares in the register maintained by the Transfer Agent in respect of the Ordinary Shares.

3	MISCELLANEOUS PROVISIONS

3.1	No rescission or nullification

3.1.1
To the extent permitted by law, the Company waives its rights to rescind or nullify or to demand the rescission, nullification or amendment of this Deed, in whole or in part, on any grounds whatsoever.

3.2	Governing law

3.2.1
Without prejudice to the relevant provisions of Chapters 4 and 5 of Title 10 of Book 10 of the Dutch Civil Code, this Deed shall be governed by and construed in accordance with the laws of the Netherlands.

3.3	Jurisdiction

3.3.1	Any dispute in connection with this Deed shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

Signature page to the deed of issue

InflaRx N.V.
Name: N.C. Riedemann
Title: CEO